UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

☒ Filed by the Registrant                          ☐ Filed by a party other than the Registrant

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Aprea Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V94880-P50669 APREA THERAPEUTICS, INC. 3805 OLD EASTON ROAD DOYLESTOWN, PA 18902 APREA THERAPEUTICS, INC. 2026 Annual Meeting Vote by June 15, 2026 11:59 PM ET You invested in APREA THERAPEUTICS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 16, 2026. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 2, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* June 16, 2026 9:00 A.M. Eastern Time Virtually at: www.virtualshareholdermeeting.com/APRE2026 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V94881-P50669 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. ELECTION OF THREE CLASS I DIRECTORS 01) Marc Duey For 02) Richard Peters, M.D. 03) Bernd R. Seizinger, M.D., Ph.D. 2. To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal year 2026. For 3. To approve an amendment to the Amended and Restated Certificate of Incorporation and to authorize the Board of Directors to effect a reverse stock split of common stock at a ratio of not less than one-for-three and not more than one-for-eight of the common stock (with all fractional shares rounded up to the nearest whole share) (the “Reverse Stock Split”), with the exact ratio to be set within this range by the Board of Directors in its sole discretion (without reducing the authorized number of shares of the common stock), and with the Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board of Directors in its sole discretion. For 4. To approve, by non-binding advisory vote, the compensation of our named executive officers. For 5. To approve, by non-binding advisory vote, the frequency of future votes on the compensation of our named executive officers. 1 Year 6. To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3. For